UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2012

The Hartford Financial Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 860-547-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The Hartford Financial Services Group, Inc. (the “Company”) provided additional information in relation to its Investor Financial Supplement (“IFS”) for each of the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011, as referenced in Item 7.01 below. This information is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 23, 2012, the Company made available to investors a revised IFS to illustrate the impact on the Company’s financial results of the retrospective adoption, effective January 1, 2012, of Accounting Standards Update No. 2010-26. To illustrate the impact on the Company’s quarterly financial results of this retrospective adoption, on May 11, 2012, the Company made available to investors revised (i) Consolidating Balance Sheets as of December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011 and (ii) Deferred Policy Acquisition Costs and Present Value of Future Profits for each of the segments of its Wealth Management division and its Life Other Operations segment, for the three, six and nine month periods ended March 31, 2011, June 30, 2011 and September 30, 2011, respectively. This information supplements the Company’s IFS for each of the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011.

The revised Consolidating Balance Sheets and the revised Deferred Policy Acquisition Costs and Present Value of Future Profits are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference and furnished herewith.

For a discussion regarding the basis of presentation and additional impacts of the Company’s retrospective adoption of Accounting Standards Update No. 2010-26, see the Company’s Current Report on Form 8-K dated March 23, 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Revised Consolidating Balance Sheets as of December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011.

99.2	Revised Deferred Policy Acquisition Costs and Present Value of Future Profits for the three, six and nine month periods ended March 31, 2011, June 30, 2011 and September 30, 2011, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

May 11, 2012	By:	/s/ Beth A. Bombara
Name: Beth A. Bombara
Title: Senior Vice President and Controller